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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               ------------------------


                                       FORM 8-K


                                    CURRENT REPORT


                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 15, 1997



                           ELECTRONICS COMMUNICATIONS CORP.
                ------------------------------------------------------
                (Exact name of Registrant as specified in its Charter)

        Delaware                    1-13764                     11-2649088
(State of Incorporation)        (Commission File               (IRS Employer
                                    Number)                 Identification No.)




10 Plog Road, Fairfield, New Jersey   07004
(Address of Principal Executive Office, including Zip Code)


Registrant's telephone number, including area code:   (201) 808-8862





Former name or former address, if changed since last report:  None


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    On May 15, 1997, the Company consummated a "Settlement and Separation
Agreement" with NYNEX Mobile Communications, Inc. ("NYNEX") and Bell Atlantic Mobile Communications, Inc. ("Bell Atlantic"), severing its agency relationship with those entities with respect to the solicitation of cellular activations.
(A copy of the "Settlement and Separation Agreement" is annexed as an Exhibit hereto.) The solicitation of cellular activations was the Company's largest source of commission and other income over the past twelve months. As part of this Agreement, the Company settled its claims for commissions due for the fixed sum of $95,000, net of NYNEX's and Bell Atlantic's agreement to waive certain payables due from the Company, aggregating approximately $358,906. In addition, as part of the Settlement and Separation Agreement, Bell Atlantic and NYNEX have agreed to release the Company from certain non-solicitation and non-competition restrictions contained in the Company's Agency Agreements with NYNEX and Bell Atlantic, respectively; which provisions would have precluded the Company from soliciting prior customers and from engaging in solicitations of activations for Personal Communications Services ("PCS") in the New York Metropolitan Area.

    The Company continues to believe that PCS is the future of wireless communications; and that on balance this termination of relationships and the release from the foregoing non-solicitation/non competition restrictions was a highly advantageous strategic accomplishment.

    The Company has already entered into various preliminary agreements with respect to solicitations for PCS, and cellular activations on behalf of OmniPoint and AT&T (directly or through various agents) in the New York Metropolitan Area. By virtue of these arrangements, the Company believes that in the next several months it will be able to replace most or all of its prior commission income derived from its NYNEX and Bell Atlantic Agency Agreements. During this period, the Company will continue to experience cash flow shortfalls resulting from the loss of this income source. Neither of the OmniPoint, nor the indirect AT&T arrangements, preclude the Company from other PCS activities, including activation solicitations for others. Accordingly, the Company will continue to pursue its efforts to build out and operate its own PCS system, pursuant to its recently acquired FCC PCS Licenses, and to operate and expand its proprietary paging system, in which capacities the Company acts, or will act, as an FCC licensed carrier.

EXHIBIT TO FORM 8-K

May 15, 1997 "Settlement and Separation Agreement" between the Company and Bell Atlantic NYNEX Mobile, Inc., NYNEX Mobile Communications, Inc., Bell Atlantic Mobile Systems, Inc. and Cellco Partnership.

                                      SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   June 2, 1997
                                              ELECTRONICS COMMUNICATIONS CORP.

                                                 By:   /s/   William S. Taylor
                                                 -----------------------------
                                                 William S. Taylor, President